Exhibit 5.2

HUNTON ANDREWS KURTH LLP 200 PARK AVENUE NEW YORK, NY 10166-0005 TEL 212 • 309 • 1000 FAX 212 • 309 • 1100

April 13, 2020

PG&E Corporation

77 Beale Street

San Francisco, California 94105

Re: PG&E Corporation

 Pre-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

 We have served as special counsel to PG&E Corporation, a California corporation (the "Company"), in connection with the preparation of the Company's Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (as so amended, the "Registration Statement") to be filed by the Company on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed public offering from time to time by the Company of: (i) unsecured senior debt securities of the Company; (ii) secured senior debt securities of the Company (the "Secured Senior Debt Securities"); (iii) subordinated debt securities of the Company; (iv) common stock of the Company, no par value; (v) preferred stock of the Company, no par value and (vi) depositary shares representing fractional interests in shares of the Preferred Stock (collectively, the "Securities"), in each case, in amounts, at prices and on terms to be determined at the time of an offering.

 Unless otherwise specified in the applicable prospectus supplement, the Secured Senior Debt Securities will be issued pursuant to an indenture (the "Secured Senior Note Indenture"), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee"), substantially in the form filed as an exhibit to the Registration Statement.

 In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits to be filed therewith. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter.  We have assumed: (i) the genuineness of all signatures; (ii) the legal capacity of natural persons; (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that the Secured Senior Note Indenture will be the valid and legally binding obligation of the Trustee.

ATLANTA   AUSTIN   BANGKOK   BEIJING   BOSTON   BRUSSELS   CHARLOTTE   DALLAS   DUBAI   HOUSTON   LONDON   LOS ANGELES
MIAMI   NEW YORK   NORFOLK   RALEIGH/DURHAM   RICHMOND   SAN FRANCISCO   THE WOODLANDS   TYSONS   WASHINGTON, DC
www.HuntonAK.com

PG&E Corporation
April 13, 2020

 Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

1. Each series of Secured Senior Debt Securities will constitute the valid and legally binding obligation of the Company (subject to bankruptcy, insolvency, liquidation, receivership, reorganization, moratorium, fraudulent conveyance, transfer or other laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity, regardless of whether considered in a proceeding at law or in equity) when: (i) the Company's Board of Directors or a duly authorized committee thereof (the "Company Board") shall have duly adopted final resolutions authorizing (a) the execution and delivery of the Secured Senior Note Indenture, in substantially the form filed as an exhibit to the Registration Statement and (b) the issuance and sale of such series of Secured Senior Debt Securities; (ii) the Senior Note Indenture shall have been duly authorized, executed and delivered by the Company in accordance with the final resolutions of the Company Board; (iii) the Secured Senior Debt Securities shall have been duly executed, authenticated and issued as provided in the Secured Senior Note Indenture and such resolutions, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor and (iv) the Secured Senior Note Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Secured Senior Debt Securities: (i) the Registration Statement and any supplements and amendments thereto will be effective; (ii) the Secured Senior Debt Securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (iii) the terms of such Secured Senior Debt Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (iv) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (v) the Secured Senior Note Indenture, in substantially the form filed as an exhibit to the Registration Statement, will not have been modified or amended; (vi) any Secured Senior Debt Securities issuable upon conversion, exchange or exercise of any other Securities being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise and (vii) the Amended and Restated Articles of Incorporation of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.  For purposes of this opinion letter, we have further assumed that the Secured Senior Note Indenture, when executed in final form, will be governed by the laws of the State of New York.

 We do not express any opinion herein concerning any law other than the law of the State of New York (in the case of the opinions set forth in numbered paragraphs (1) and (2) above), the General Corporation Law of the State of California and the federal law of the United States.

PG&E Corporation
April 13, 2020

 We are aware that we are referred to under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement.  We hereby consent to such use of our name therein and the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.  In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.  This opinion letter is limited to the matters stated in this opinion letter, and no opinion may be implied or inferred beyond the matters expressly stated in this opinion letter.  This opinion letter is given as of the date hereof.  We assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP

13936/13951/14929/09310